UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2015

Eldorado Resorts, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 328-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On July 7, 2015, Eldorado Limited Liability Company (“ELLC”), a wholly-owned subsidiary of Eldorado Resorts, Inc., (“ERI”), and Circus Circus Casinos, Inc. and Galleon, Inc., subsidiaries of MGM Resorts International, entered into a purchase and sale agreement (the “Purchase Agreement”) with respect to the acquisition of (i) all of the assets and properties of Circus Circus Reno and (ii) the other 50% membership interest in the Silver Legacy Joint Venture owned by Galleon, Inc. (collectively, the “Circus Reno/Silver Legacy Purchase”). ERI has unconditionally guaranteed the purchasers’ obligations under the Purchase Agreement. ERI currently has an indirect interest in 48.1% of the interests of the Silver Legacy Joint Venture.  In connection with the consummation of the Circus Reno/Silver Legacy Purchase, ERI expects to acquire the 1.9% indirect interest in the Silver Legacy Joint Venture held by certain affiliates of ERI.  Following the consummation of the foregoing transactions, the Silver Legacy Joint Venture will be a wholly-owned indirect subsidiary of ERI.

The proposed purchase price is $72.5 million, subject to a customary working capital adjustment, and the assumption of amounts outstanding under the Silver Legacy Joint Venture credit facility, of which approximately $60 million was outstanding at March 31, 2015 on a net basis.  ERI will deposit $3 million in escrow, which it will surrender in the event the proposed acquisitions fail to close for reasons other than a breach by Circus Circus Casinos, Inc. or Galleon, Inc.  The balance of the purchase price will be payable in cash at the closing of the Circus Reno/Silver Legacy Purchase.  The Circus Reno/Silver Legacy Purchase is not subject to a financing condition and ERI does not have a financing commitment to fund the acquisition.  The consummation of the transactions contemplated by the Purchase Agreement is subject to the satisfaction of certain conditions, including the approval of various gaming authorities.  The Circus Reno/Silver Legacy transaction is expected to be consummated by the end of 2015, but there can be no assurance that the proposed acquisition will be consummated or as to the date by which the proposed acquisition will be consummated.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

99.1  Joint press release, dated July 7, 2015, of ERI and MGM Resorts International.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELDORADO RESORTS, INC., a Nevada corporation

Date: July 7, 2015	By:	/s/Gary L. Carano

		Name:	Gary L. Carano
		Title:	Chief Executive Officer